ARTICLES OF AMEN DMENT OF S IT,VERGATE CAPITAi. CORPORATJON Silvergate Capital Corporation, a Maryhmd corporation (the "Corporation"), having its principal office in the State of Maryland at 2405 York Road, Suite 201. LotherviUe Timonium, Maryland, 21093- 2264. hereby certifies to the State Department of Assessments and Taxation of Maryland that: FJRST: Under a power contained in Article I I .A of the A1tielcs of Incorporation of the Corporntion (the "Artic les"), the Board of Directors has by the majority vote of all directors approved the amendments of Article 5. A1 icle 7.B., Article 7.D., Ar ticle 7.E., and Article 11 of the Articles, which amendment was thereafter approved by the aflinnative vote of the holders of at least two-thirds of the shares of ch-, Corporation entitled to vote generally in an election of directors. Text of Article. 5. The amended Article 5 of the Cotporation·s Articles is as follows: A. Authorized Amount. TI1c Corporation shall be authorized to issue 160,000,000 shares of capital s tock, of which (i) 150,000,000 shares shall be shares of Class A Common Stock. $0.01 par value (the ''Common Stock"), and (ii) 10,000,000 share-5 shall he shares of Preferred Stock, SO.OJ par va lue (the. "Preferred Stock"). B. Common Stock. Except as provided in this Article 5 (or in any resolu tion or resolutions adopted by the Board of Directors pursuam hereto), the exclusive voting power shall be vested in tbc Common Stock, with each holder thereof hcing entitled to one vote for each share of such Common Stock standing in the holder's name on che books of the Corporation. Subject to any rights and preferences of any class of stock having p,efcrcnce over the Common Stock, holders of Common Stock shall be entitled co such d ividends as may be declared by the. Board of Directors out of funds lawfull y available therefor. Upon any liquidation, dissolution or winding up of the affairs of tbc Corporation. whether voluntary or involuntary, holders of Common Stock shall be entitled to rece ive pro rata the remaining assets of the Corporation after the holders of ,my class of s tock having preference over the Co111111on Stock have been paid in full any sums to whit:h they ,uay be entitled. C. Preferred Stock The Board o f Directors is hereby expressly authori:tcd to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series the numhcr of shares thereof, such voting powers, ti.tll or limited, or 110 vocing powers, and such designations. preferences and relative, panicipating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, withoot limitation, the authority to provide that any such class or series may be (I) subject to redemption at such time or times and at suc h price or prices; (2) entitled to receive dividends (which may be cumulative or non-cumulative) aLsuch rates, 011 such conditions, and at such time.s, and payable in preference to, or in such re lation co, the dividcncls payable on any othe r class or classes or any o ther series; (3) entitled to such rights upon the dissolm.iou of, or upon any distribution of the assets of, tl1e Corpormion; or (4) com·c11ible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the ;ame or any other class or classes of stock, of the Corporation at such price or prices or a t , uch rates of exchange and with such adjustrnencs: all as may be stated in such resolution or resolutions. "-"""- ·~ IJ'Slenlr fflai riwfi",lJ --- --

Text of Article 7.B. The amended Article 7.B. of the Coll)Oration's Articles is as follows: B. Classification ~nd Term. TI1e dir(,~tors elected prior to the 2024 annual meeting of the stockholders shall be divided into Class I, Class 11 and Class 111 .. respectively. Each such class shall be as nearly equal io number as possible. Class I directors shal l be elected at the annual meeting of stockholders to be held in 2022 for a one-year term. and lhey and any successors shall stand for re-election at the annual meeting of the stockholders to be held in 2023. Class II directors shall serve oul the remainder of their current term, and they and any successors shall stand for re-election for a one-year temi, along with the Class I directors, at the annual meeting of the s tockholders to be held in 2023. Class Ill directors shall serve out the remainder of their current term. and they and any successors shall stand for re-election at 1he annual meeting of the s tockJ1olders to be held in 2024. At each annual mecling of stockholders, commencing with the annual meeting of the stockholders to be held in 2024, each director shall he elected for a one-year lCnn, and, from that point forward, each director shall have a 011c-year lenn and shall hold oflicc until his or her term expires at the next annual meeting of the stockholders and until hi s or her successor has been duly elected anti quali fied, suhject 10 his or her earlier death, resignation or removal. So long as the Board of Directors is classified, if the number of directors is changed, any increase or decrease shall be apportioned among the classes in such a manner l!S the Board of Directors shall determ ine so as to maintain the number of directors in each class as nearly equal as possible; provided, however, lhat each director who is e lected or appointed at or afier the 2022 annual meeting of stockholders. but prior to the 2024 mmual meeting of s tockholders, to fil l a vacancy opened by the deparlure of a director serving a dassi lied tenn sha ll, upon his o, her election by lhe stockhulders ro the Board of Directors at the next annual meeting following his or her original election or appointment, ser\'e a term that expires at the later of (x) I.he expiration of such departed d irector's term and (y) the date on which his or her successor is duly elected and qualifies. Text of Article 7.0. The amended Article 7.D. of the Corpora tion's _1\rticles is as follows: D. Vacancies. Except as otherwise fixed pursuant to the provisions of Article 5 hereof relating to tl1e rights of I.he holders of any class o r series of stock having JJrefcrence over the Common Stock as to d ividends or upon liquidation Lo elect directors, any vacancy io I.he number of directors, shall be fi lled by a majority vote of the directors then in office, whether or not a quorum is prestrtt, or by a sole remaining director, and any director so chosen shall hold office (a) if appointed prior to the 2024 annual meeting of stockholders. for the remainder of the full term of the class of directors in which the vacancy occurred, or (b) if appointed at or following the 2024 annual meeting of stockholders, for a term exp iring at the next annual meeting of stockholders. No reducti1J11 of the authorized number of directors shall have the effect of removing any director prior to the expiration of such dircetor·s term of office. Directors shall continue in oflicc until their respective successors are duly elected and yualified, or until their earlier death, resignation or r<:.-n1oval. Text of Article 7.E. The amended Article 7.E. of the Corporation's Articles is as follows: E. Removal. Subject to the rights of any class or series of stock having preference over the Common Stock as to divideods or upon liquidation to elect directors. any director (including persons elected by directors to fill \'acancies in the Board of Directors) may be removed from office with or without cause at any time by the affirmative vote of not less lhan a majority of the total votes eligible to be cast by siockholders at a duly constituted meeting c,f stockholders called expressly for such purpose. At least 30 days prior to such meeting of stockholders, written notice shall be sent to the director whose removal wi II be considered at th e meeting 2

Text of Arricle 11. The amended Article 11 ofrbe Corporation's Articles is as follows: A. Articles. The Corporation reserves the right to a111end, alter, change or repeal any provisioo contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders herein are granted subject to this reservation. Except for section A of Article 5, which may be amended by the Board of Directors, no amendment, addition, alteration, change or repeal of these Articles of Incorporation shall be made unless it is first .ipprovcd by the Board of Directors of the Corporation pursuant to a resolution adopted by the affirn1ative vote. of a maj ority of the directors then in office, and thcreatier approved by the holders ofa majority of the shares of the Corporalion entitled to vote generally in an election of directors, voting logether as a single class, a; wcU as such additional vote of the Preferred Stock as rnay be required by the provisions of any series thereof. B. Bylaws. The Board of Directors or stockholders may adopt, alter amend or repeal the Rylaws of the Corporation. Such action by the Board of Directors shall require rhe affirmative vote ofo majority of che directors then in office at any regular or special meeting of the Board of Directors. Such action by the stockholders shall require the affirmati,·c vote of the holders of a majo,ity of the snares of the Corporation entitled to vote generally in an election of directors, voting together as a singli: class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof; provided that the affirniativc vote of the holders of at least two-thirds of the shares of the Corporation entitled to vote generally in an election of dire<.:tors, voting together as a single class, as well as such additional vote of the Preferred Stock. as may be required by the provisions of any series thereof, shall be required to amend, adopt, alter. change or repeal any provision inconsistent with Article X of the Bylaws. SECOND: The number of aulhorized shares of stock of the Corporation is not being changed by these Articles of Amendment. THIRD: The amendment of Article 5, Ar1icle 7.8., l\rttcle 7.D., Anicle 7.E .. and Article 11 of the Corporation's Articles as herein,1bove sel forth has been duly advised by the Board of Directors of lhc Corporation and approved by the stockholders ol'tbe Corporation a5 required by law. FOURTH: The foregoing amendments shall be effective upon tbc acceptance for record by the Maryland Department of Assessments and Taxation of these Articles of Amendment. FIFTH: The undersigned President of the Corporation acknowledges these Artic.les of Amendment to be tbe corporate act of the Corporation and as to all matters or faclS required to be verified under oath, the undersigned President acknowledges that to lhe best of his knowledge. information and belief, these mailers and faclS are true in all m:,terial respects and that this statement is made under the penalties for perjury. • • • ( Signaiure Page Follows l 3

IN WITNESS WHEREOF, the Col'J)oration has caused these Articles of Amendment to be signed in: iis nrune and on its behalf bylts President and attested to by its Secretary on this 10th day ofJune, 2022. SILVERGATE CAPITAL CORPORATION By·-c--:-:-~~====-:-- - - - Alan 'J. La , esident and ChiefE cutive Officer Judith M. Knowles, Secretary 4